UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 25, 2013

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 County Road, Hansson, MA 02341

(Address of principal executive offices / Zip Code)

(678) 336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

 Health Discovery Corporation (the “Company”) held its annual meeting of shareholders on July 25, 2013.  At the meeting, the shareholders elected the following directors by the vote shown:

	Votes	Votes	Broker/
	For	Withhold	Non-Votes

Henry S. Kaplan	128,813,327	1,252,654	0

Kevin Kowbel	128,714,617	1,351,364	0

Norman Mineta	127,058,142	3,007,839	0

John A. Norris	121,376,015	8,689,966	0

Sumio Takeichi	128,575,867	1,490,114	0

Eric R. Winger	128,680,867	1,385,114	0

As a result, the Directors listed above will serve until the election and qualification of their successors or until their earlier resignation.

In addition, the shareholders ratified the appointment by the Audit Committee of Hancock Askew & Co., LLP, as the Company's independent auditors for the fiscal year 2013 by the vote shown:

Votes For:	127,017,503
Votes Against:	2,685,974
Abstaining:	362,504

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: July 31, 2013	By:	/s/ John A. Norris, J.D., M.B.A
John A. Norris, J.D., M.B.A.
Chief Executive Officer